PDL®

First Quarter 2018 Financial Results Conference Call

May 9, 2018

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

Building Value Through Investments

- **Focused on growth in order to continue value creation for shareholders.**
- **Pleased with our success in replacing the revenues from the expired Queen et al patents.**
  - Strategic decisions have enabled income generating assets to fund PDL's business of today.
  - 93 percent of revenues are non-Queen et al patent revenue.
- **Have completed two significant equity transactions since summer of 2016—Noden Pharma and LENSAR.**
- **Very optimistic about the current market opportunities.**
- **Strong financial position enables us to continue to seek high quality acquisition candidates.**
  - Ended first quarter with over $400MM in cash and reduced debt.

PDL

Building Value Through Investments

PDL's book value increased to $5.60 in the period ending March 31, 2018



PDL's Book Value Per Share
$6.00
$5.75
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$-
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18

Does not include asset value of royalties from Queen et al patents.

Share Repurchase Programs

Previous Program

- In March 2017, PDL's board authorized the repurchase of PDL common stock having an aggregate value of up to $30 million through March 2018.
- Total repurchased under this program over 4 months was approximately 13.3 million shares at an average price of $2.25 per share. All shares repurchased were retired as of June 30, 2017.

Current Program

- In September 2017, PDL's board authorized the repurchase of PDL common stock having an aggregate value of up to $25 million through September 2018.
- We previously were not able to implement this program due to trading restrictions, but began to implement this program on March 21, 2018, shortly after the filing of our 2017 10-K.
- We have used $12.6 million to repurchase 4.2 million shares through May 8, 2018.

PDL

Noden Background

- **Noden Pharma**
  - Platform upon which to build a pharmaceutical company.
  - PDL now owns 100% of Noden companies.
  - Noden already has two products on the market—both indicated for hypertension.
    - Tekturna® and Tekturna HCT®, as they are known in the U.S., and Rasilez® and Rasilez HCT®, as they are known in the rest of the world.
  - Domiciled in Ireland with related operating company in the U.S. and a distribution network ex-U.S.

Noden: Building Profitable Growth

- **Reported revenues on the Noden products for Q118 of $18.3 million.**
  - $10.5 million from US sales and $7.8 million from ROW.
  - 46 percent increase in product revenues year over year.
- **Ex-U.S. results reflect completed transfer of commercialization rights from Novartis to Noden**.
- **In an effort to improve profitability ex-U.S., Rasilez was deregistered in those markets where it was not sufficiently profitable.**
- **Tekturna's managed care coverage in U.S. continues to improve, accompanied by Gross-to-Net improvement.**
- **Noden entered into sales agreements with Lee's Pharma and Orphan Pacific for distribution of Rasilez in certain Asian countries.**

PDL

Tekturna & Tekturna HCT Prescriptions

Weekly TRxs decline appears to be slowing



Tekturna Prescription Data - All Strengths
6,000
5,000
4,000
3,000
2,000
1,000
-
1/6/2017
2/6/2017
3/6/2017
4/6/2017
5/6/2017
6/6/2017
7/6/2017
8/6/2017
9/6/2017
10/6/2017
11/6/2017
12/6/2017
1/6/2018
2/6/2018
3/6/2018
4/6/201
Noden resumes promotion with 40 reps
Increased to 60 reps
TRxs
NRxs

Source: IQVIA Xponent Weekly Data

PDL

Tekturna
Executing Targeted Patient-Type Strategy

ACE / ARB Intolerant:

SWITCH



In treating hypertension
Adherence and goal attainment can be impacted by adverse events
Drug-related AE discontinuations
17%
Patient Profile*
Patient prescribed an ACE inhibitor but still has uncontrolled BP
Complains of cough
May not be taking medication as directed
May require an alternative therapy



In treating hypertension
Adherence and goal attainment can be impacted by adverse events
Drug-related AE discontinuations
11%
Patient Profile*

Estimated 6 million patients

CCB Not at Goal:

ADD



Your Patients on Hypertension Monotherapy May Have Uncontrolled BP
And as many as 50%
will require a change in medication or an additional therapy
Patient Profile*
For patients with uncontrolled BP, evidence-based guidelines recommend dose titration or adding an agent from a different class

Estimated 3.3 million patients

PDL

Continued Progress at LENSAR

- **Achieved quarterly revenue of $5.0 million.**
- **LENSAR EBITDA was positive this quarter.**
- **Two systems sold in Q1 2018.**
- **Acquired laser business unit of Precision Eye Services (PES).**
  - Consolidates LENSAR's customer base for greater optimization, efficiency and speed to market.
  - LENSAR and PES' first commercial alliance dates back to 2014.
- **Early clinical development efforts have begun.**

Royalty Investments

- **Royalties relating to Depomed continue to exceed our expectations.**
  - Cash returns of $325.4 million since inception through March 2018.
  - We received $16.9 million in cash royalties in Q1 2018.
  - Glumetza and its authorized generic account for bulk of returns.
  - Expect other Depomed products, including Jentadueto XR®, Invokamet XR® and Synjardy XR® to begin to yield higher royalties.
- **Other acquired royalties ramping slower than expected but continue to generate revenue for us.**
- **Tysabri royalties expected to end in 2018.**

PDL

First Quarter 2018 Income Statement

(In thousands, except per share amounts)	Three Months Ended March 31, 2018	2017
Royalties from Queen et al. patents	$ 2,783	$ 14,156
Royalty rights - change in fair value	11,091	13,146
Interest revenue	749	5,457
Product revenue, net	23,324	12,581
License and other	571	100
Total revenues	38,518	45,440
Cost of product revenue	10,566	2,552
Amortization of intangible assets	6,293	6,015
General and administrative expenses	11,661	12,576
Sales and marketing	5,513	2,584
Research and development	793	1,766
Change in fair value of anniversary payment and contingent consideration	(600)	1,442
Total operating expenses	34,226	26,935
Operating income	4,292	18,505
Interest and other income, net	1,914	212
Interest expense	(3,585)	(4,971)
Income before income taxes	2,621	13,746
Income tax expense	1,019	6,552
Net income	1,602	7,194
Less: Net loss attributable to noncontrolling interests	-	(47)
Net income attributable to PDL's shareholders	$ 1,602	$ 7,241
Net income per share - Basic	$ 0.01	$ 0.04
Net income per share - Diluted	$ 0.01	$ 0.04

PDL

First Quarter 2018
Non- GAAP Financials

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
GAAP net income attributed to PDL's shareholders as reported	$ 1,602	$ 7,241
Adjustments:		
Mark-to-market adjustment to fair value assets	7,532	348
Non-cash interest revenues	(74)	(75)
Non-cash stock-based compensation expense	957	1,112
Non-cash debt offering costs	2,132	2,675
Mark-to-market adjustment on warrants held	(71)	(100)
Amortization of the intangible assets	6,293	6,015
Mark-to-market adjustment of anniversary payment and contingent consideration	(600)	1,442
Income tax effect related to above items	(4,393)	(5,446)
Total adjustments	11,776	5,971
Non-GAAP net income	$ 13,378	$ 13,212

PDL

First Quarter 2018 Financials

Condensed consolidated balance sheet (unaudited)		**March 31, 2018**		**December 31, 2017**
Cash, cash equivalents and investments	$	405,078	$	532,114
Total notes receivable	$	70,811	$	70,737
Total royalty rights - at fair value	$	341,691	$	349,223
Total assets	$	1,100,401	$	1,243,123
Convertible notes payable	$	119,166	$	243,481
Total stockholders's equity	$	843,109	$	845,890

PDL

Question and Answer Session